EXHIBIT 2

                             JOINT FILING AGREEMENT

          THIS JOINT FILING AGREEMENT (this "Agreement") is made and entered into as of this 16th day of December 2003, by and among Carlos Slim Helu, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, Maria Soumaya Slim Domit, Vanessa Paola Slim Domit, Johanna Monique Slim Domit, Carso Global Telecom, S.A. de C.V., Grupo Financiero Inbursa, S.A. de C.V., Telefonos de Mexico, S.A. de C.V., Banco Inbursa S.A., Institucional de Banca Multiple, Grupo Financiero Inbursa, Division Fiduciaria, as Trustee of Trust No. F/0008 and Trust No. F/0395, Inmobiliaria Carso S.A. de C.V. and Orient Star Holdings LLC.

          Each of the parties hereto hereby agrees to prepare jointly and file timely (or otherwise to deliver as appropriate) all filings on any Schedule 13D or 13G relating to its ownership (direct or otherwise) of any securities of Desc, S.A. de C.V., a sociedad anonima de capital variable, and any and all amendments thereto and any other document relating thereto (collectively, the "Filings") required to be filed by it pursuant to the United States Securities Exchange Act of 1934, as amended. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of such Filings.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


         Carlos Slim Helu

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         Carlos Slim Domit                          By: /s/ Eduardo Valdes Acra
                                                        -----------------------
         ----------------------------------------       Eduardo Valdes Acra
                                                        Attorney-in-Fact
         Marco Antonio Slim Domit                       December 16, 2003

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         Patrick Slim Domit

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         Maria Soumaya Slim Domit

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         Vanessa Paola Slim Domit

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         Johanna Monique Slim Domit

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         CARSO GLOBAL TELECOM, S.A. DE C.V.


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         By: Eduardo Valdes Acra
         Title: Attorney-in-Fact

         GRUPO FINANCIERO INBURSA, S.A. DE C.V.


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         By: Eduardo Valdes Acra
         Title: Attorney-in-Fact

         TELEFONOS DE MEXICO, S.A. DE C.V.


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         By: Eduardo Valdes Acra
         Title: Attorney-in-Fact

         BANCO INBURSA S.A., INSTITUCION
         DE BANCA MULTIPLE, GRUPO
         FINANCIERO INBURSA, DIVISION
         FIDUCIARIA, AS TRUSTEE OF TRUST
         NO. F/0008


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         By: Eduardo Valdes Acra
         Title: Attorney-in-Fact

         BANCO INBURSA S.A., INSTITUCION
         DE BANCA MULTIPLE, GRUPO
         FINANCIERO INBURSA, DIVISION
         FIDUCIARIA, AS TRUSTEE OF TRUST
         NO. F/0395


         ----------------------------------------
         By: Eduardo Valdes Acra
         Title: Attorney-in-Fact

         INMOBILIARIA CARSO S.A. DE C.V.


         ----------------------------------------
         By: Eduardo Valdes Acra
         Title: Attorney-in-Fact

         ORIENT STAR HOLDINGS LLC


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         By: Eduardo Valdes Acra
         Title: Attorney-in-Fact